UNITED STATES
                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C.  20549


                                      FORM 8-K


                   CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)
                       OF THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported):      February 13, 2009
                                                      ____________________

Exact Name of Registrant as
  Specified in Its Charter:                  CALAMP CORP.
                                ___________________________________


          DELAWARE                        0-12182              95-3647070
 _____________________________          ____________         _____________
State or Other Jurisdiction of          Commission          I.R.S. Employer
Incorporation or Organization          File Number        Identification No.



Address of Principal Executive Offices:     1401 N. Rice Avenue
                                            Oxnard, CA 93030
                                           _________________________

Registrant's Telephone Number, Including
 Area Code:                                    (805) 987-9000
                                             _________________________

Former Name or Former Address,
 if Changed Since Last Report:                       Not applicable
                                             _____________________________


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14.a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01.     Entry into Material Definitive Agreements

      On February 13, 2009, CalAmp Corp. (the "Company") entered into an amendment of the subordinated promissory note payable to EchoStar Technologies LLC (the "EchoStar Note Amendment"). As previously disclosed, the Company entered into a settlement agreement with EchoStar on December 14, 2007 under which the Company issued to EchoStar a $5 million non-interest bearing subordinated promissory note payable at a rate of $5.00 per unit on the first one million units of product purchased by EchoStar from the Company after the date of the settlement agreement. Pursuant to the EchoStar Note Amendment, the Company agreed to increase the principal payments on the subordinated note from $5.00 to $20.00 per unit for sales to this customer of up to 120,000 units of a certain product during the period from January through May 2009. After the earlier of the purchase of 120,000 units of this certain product or May 31, 2009, the per unit note principal payment applicable to sales of this product will revert to $5.00. The per unit note principal payment for all other products will remain at $5.00.

      Also on February 13, 2009, the Company entered into the Seventh Amendment and Consent to the Credit Agreement dated May 26, 2006 (the "Seventh Amendment") with Bank of Montreal, as administrative agent, and a second bank party thereto (collectively on behalf of themselves and any other bank party to the Credit Agreement, the "Banks"). Pursuant to the Seventh Amendment, the Banks agreed to change the minimum levels of consolidated earnings before interest, taxes, depreciation and amortization (EBITDA) and Wireless DataCom revenues required by the financial covenants of the Credit Agreement. The Banks also consented to the EchoStar Note Amendment, and the Company agreed to make additional principal payments on the bank term loan of $7.50 per unit for the first 120,000 units sold to EchoStar beginning in January 2009 of the product that has the higher subordinated note payment under the EchoStar Note Amendment. The Seventh Amendment also requires that the Company make a principal payment on the bank term loan of $150,000 by February 28, 2009 in lieu of an amendment fee.

      The EchoStar Note Amendment and the Seventh Amendment are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and the information contained therein is incorporated into this Item 1.01 by reference.


ITEM 9.01.     Financial Statements and Exhibits

 (c)  Exhibits

     10.1 Amendment No. 1 dated February 13, 2009 to the Subordinated Promissory Note dated December 14, 2007 between the Company and EchoStar Technologies LLC.

     10.2 Seventh Amendment dated February 13, 2009 to the Credit Agreement dated May 26, 2006 between CalAmp Corp., Bank of Montreal and other lenders party thereto.








                                SIGNATURE

       Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         CALAMP CORP.


     February 17, 2009              By:  /s/ Richard Vitelle
    ___________________                _________________________
          Date                          Richard Vitelle,
                                        VP Finance & Chief Financial Officer